                           SCHEDULE 14(a) INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive addition materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              C2i SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              C2i SOLUTIONS, INC.
--------------------------------------------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transactions applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid: N/A

(2) Form, schedule or registration statement no.: N/A

(3) Filing party: N/A

(4) Date filed: N/A

*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                    May 28, 1998

Dear Stockholder:

     This year's annual meeting of stockholders will be held on Friday, June 26, 1998 at 10:00 a.m. local time, at The Wyndham Garden Hotel -- San Diego, 5975 Lusk Blvd., San Diego, California 92121. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

     A copy of the Company's 1997 Annual Report is also enclosed.

     We look forward to seeing you at the annual meeting.

                                        Very truly yours,



                                        /s/ John Anthony Whalen, Jr.
                                        --------------------------------------
                                        John Anthony Whalen, Jr.
                                        Chief Executive Officer

                               C2i SOLUTIONS, INC.
                             6138 NANCY RIDGE DRIVE
                        SAN DIEGO, CALIFORNIA 92121-3223


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, JUNE 26, 1998


TO THE STOCKHOLDERS:


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of C2i Solutions, Inc. (the "Company") will be held on Friday, June 26, 1998, at 10:00 a.m., local time, at The Wyndham Garden Hotel -- San Diego, 5975 Lusk Blvd., San Diego, California 92121, for the following purposes:


        1. To elect two Class I directors to hold office for three-year terms and until their successors are elected and qualified;


        2. To consider a proposal to (a) increase the number of shares of the Company's Common Stock reserved for issuance under the Company's 1997 Stock Option Plan (the "Option Plan"), (b) increase the limit on the number of shares issuable on exercise of outstanding options under the Option Plan, and (c) establish an annual grant limit of option grants to any employee.


        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


        Stockholders of record at the close of business on May 22, 1998 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours of the Company.


                                    By Order Of The Board Of Directors of
                                    C2i Solutions, Inc.





                                    /s/ Diane E. Hessler
                                    -------------------------------
                                    Diane E. Hessler,
                                    Secretary

San Diego, California
May 28, 1998



IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               C2i SOLUTIONS, INC.
                             6138 NANCY RIDGE DRIVE
                        SAN DIEGO, CALIFORNIA 92121-3223



               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            -------------------------


            INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES


GENERAL


        The enclosed Proxy is solicited on behalf of the Board of Directors of C2i Solutions, Inc., a Delaware Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 26, 1998, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Wyndham Garden Hotel -- San Diego, 5975 Lusk Blvd., San Diego, California 92121. The date of this Proxy Statement is May 28, 1998, the approximate date on which this Proxy Statement and accompanying form of proxy were first sent or given to Stockholders.


REVOCABILITY OF PROXIES


        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (6138 Nancy Ridge Drive, San Diego, California 92121-3223, Attention: Diane E. Hessler) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder.


VOTING


        Only stockholders of record as of the close of business on May 22, 1998, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 3,542,171 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's by-laws generally provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.


        Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under Delaware law for approval of proposals presented to stockholders.


SOLICITATION OF PROXIES


        The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

VOTING OF PROXIES


        All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals set forth herein.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS


NOMINEES


        The Company has a classified Board of Directors currently consisting of two Class I directors (Hal H. Beretz and Henry F. Frigon), two Class II directors (David Tendler and Kim P. Goh), and one Class III director (John Anthony Whalen, Jr.), who will serve until the Annual Meetings of Stockholders to be held in 1998, 1999 and 2000, respectively, and until their successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.


        Management's nominees for elections at the 1998 Annual Meeting of Stockholders to fill the Class I positions on the Board of Directors are Hal H. Beretz and Henry F. Frigon. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's nominees, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of either or both of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the other nominee, if any, and for such substituted nominees, if any, as shall be designated by a majority of the Board of Directors, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.


        The names of the Company's directors, including the Class I nominees to be elected at this meeting, their ages as of May 22, 1998, and their backgrounds are set forth below.


NAME                                                AGE                DIRECTOR SINCE
----                                                ---                --------------
NOMINEES FOR TERMS EXPIRING IN 2001 - CLASS I:

Hal H. Beretz                                        62                     1997

Henry F. Frigon                                      63                     1998

DIRECTORS WHOSE TERMS EXPIRE IN 1999 - CLASS II:

Kim P. Goh                                           55                     1997

David Tendler                                        60                     1997

DIRECTOR WHOSE TERM EXPIRES IN 2000 - CLASS III:

John Anthony Whalen, Jr.                             55                     1997

--------------------

        Mr. Beretz was elected to the Board in September 1997. Mr. Beretz has been a partner in the international consulting firm of Tendler Beretz LLC since January 1985. Prior to forming Tendler Beretz LLC, Mr. Beretz served as President and Chief Operating Officer of Phibro-Salomon, Inc., currently known as Salomon Smith Barney, and was also a Director from May 1981 until leaving the firm in December 1984. Mr. Beretz serves on the Boards of several institutions and is active in various philanthropic organizations. Mr. Beretz holds a B.B.A. from City College of New York.

        Mr. Frigon was appointed to the Board in May 1998. Since 1995, Mr. Frigon has consulted a wide variety of companies on mergers, acquisitions, divestitures, and major strategic development, restructuring and finance projects. From 1990 to 1995, Mr. Frigon served as a member of the Board of Directors, Executive Vice President - Corporate Development, Strategy, Chief Financial Officer, and Chairman - International Operations for Hallmark Cards, Inc. From 1981 to 1990 Mr. Frigon served at various times as President and Chief Executive Officer and as Executive Vice President and Chief Financial Officer of BATUS Incorporated, a subsidiary of B.A.T. Industries plc. From 1959 to 1981, Mr. Frigon served in various executive capacities with Masco Corporation, General Housewares Corporation, and General Foods Corporation. Mr. Frigon is a director of Buckeye Technologies, Inc., Dimon, Inc., Group Technologies, Inc., H & R Block, Inc., Sypris Solutions, Inc., and the Circle K Corporation.


        Mr. Goh was elected to the Board in September 1997. Mr. Goh is an independent consultant for Merck/Medco, a managed healthcare company. From 1993 to 1996, he was Executive Vice President of MIS at Merck/Medco. From 1988 to 1993, Mr. Goh was Senior Vice President, Head of GeoService Technology and Senior Vice President, Head of Retail Operations Division for Chemical Banking Corporation, New York. From 1970 to 1988 he held several senior executive positions at Citibank, N.A., New York, including several of Citicorp's information business subsidiaries. Mr. Goh has a B.A. from Southhampton College of Long Island University, an M.A. in Economics from the New School for Social Research, New York, and an AMP from Harvard University Business School.


        Mr. Tendler was elected to the Board in September 1997. Mr. Tendler has been a partner in the international consulting firm of Tendler Beretz LLC since January 1985. Prior to forming Tendler Beretz LLC, Mr. Tendler served as Co-Chairman and Chief Executive Officer of Phibro-Salomon, Inc., currently known as Salomon Smith Barney. Mr. Tendler has almost forty years of experience in the commodity and investment banking industries, including twenty years in senior executive positions. Mr. Tendler serves as Chairman of V.I. Technologies, Inc. and as a director of Bio-Technology General Corporation. Mr. Tendler has also served on the Boards of various philanthropic organizations. Mr. Tendler holds a B.B.A. from City College of New York.


        Mr. Whalen founded the Company in 1996. Prior to joining the Company he served from February 1994 through October 1994 as President and Chief Operating Officer of NETCOM On-line Communication Services, Inc., an Internet service provider and software developer, and from October 1986 through May 1990 as Executive Vice President of Optimum Care Corporation, a company operating behavioral medicine programs in healthcare facilities. From May 1990 to February 1994 and from October 1994 to February 1996, Mr. Whalen was a private investor. Mr. Whalen holds a B.A. in English literature and American History from St. Mary's College of California and an M.B.A. from California State University. Mr. Whalen was licensed as a Certified Public Accountant by the State of California.


BOARD MEETINGS AND COMMITTEES


        Following the incorporation of the Company in September 1997, the Board of Directors held a total of one meeting during the fiscal year ended December 31, 1997. The Board of Directors has an Audit Committee and a Compensation and Bonus Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.


        The Audit Committee of the Board of Directors, which currently consists of directors Beretz and Goh held no meetings during fiscal year 1997. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews the management of the Company's investments.


        The Compensation and Bonus Committee of the Board of Directors, which currently consists of directors Goh and Tendler, held no meetings during fiscal year 1997. The Compensation Committee makes recommendations concerning salaries, incentive compensation, and the terms and conditions of stock option grants for officers and senior employees of the Company and administers the Company's stock option plan.

        Each director serving on the Board of Directors in fiscal year 1997 attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves.


DIRECTOR COMPENSATION


        Directors of the Company who are not employees of the Company do not receive any compensation for attending meetings of the Board of Directors, although directors are reimbursed for their expenses in attending such meetings. From time to time, directors have received grants of options to purchase the Company's Common Stock. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors. The Company has agreed to pay to Messrs. Beretz, Frigon, Goh and Tendler certain referral fees based on sales by the Company to customers introduced to the Company by such director. See "Certain Transactions."


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION


        If a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, the nominees for the positions as Class I directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES LISTED ABOVE.


         PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN


GENERAL


        The Company's 1997 Stock Option Plan (the "Option Plan") was originally adopted by the Board of Directors and approved by the stockholders with authorization for the grant of options to purchase 82,500 shares. As of May 22, 1998, no shares were available for future grants under the Option Plan, and options to purchase 278,500 shares have been granted subject to the approval of the stockholders. The Board of Directors believes that more shares should be made available for grants under the Option Plan to satisfy the Company's anticipated equity incentive objectives. Accordingly, on May 12, 1998 the Board of Directors approved, subject to stockholder approval, an amendment to the Option Plan to increase by 2,650,000 shares the maximum number of shares issuable under the Option Plan.


        Section 260.140.45 of the California Code of Regulations limits the total number of shares of the Company's Common Stock issuable upon exercise of all of the Company's outstanding options and the number of such shares issuable under the Option Plan to thirty percent of the then outstanding shares of the Company's Common Stock (the "30% Plan Limit"), unless a percentage higher than thirty percent is approved by at least two-thirds of the Company's outstanding shares entitled to vote. In order to comply with Section 260.145.45, the 30% Plan Limit was previously incorporated in the Option Plan. To enable the Company to grant options to purchase up to 2,732,500 shares of Common Stock pursuant to the Option Plan, on May 12, 1998 the Board of Directors amended the Option Plan, subject to approval by at least two-thirds of the outstanding shares of the Company's Common Stock entitled to vote, to limit the number of such shares issuable upon exercise of currently outstanding options and options later granted under the Option Plan to no more than ninety percent of the outstanding shares of the Company's Common Stock (the "90% Plan Limit"), subject to the overall limitation of 2,732,500 shares.


        The Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers which may be deductible as an expense for federal income tax purposes. To enable the Company to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with options granted under the Option Plan, the Board of Directors has amended the Option Plan, subject to stockholder approval, to limit to 100,000 the maximum number of shares for which options may be granted to any employee in any fiscal year (the "Grant Limit"). However, the Company's stock option grants typically do not approach this limit.

        The stockholders are being asked to approve the amendments to increase the number of shares of Common Stock reserved for issuance under the Option Plan by 2,650,000 shares from 82,500 to 2,732,500 and to establish the 90% Plan Limit and the Grant Limit. The Board of Directors believes that approval of these amendments is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting, motivating and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. If the stockholders approve the increase in the number of shares of Common Stock reserved for issuance under the Option Plan by 2,650,000 shares, but the 90% Plan Limit is not approved by two-thirds of the outstanding shares of the Company's Common Stock, the 30% Plan Limit will continue to apply to the Option Plan. If the 30% Plan Limit continues to apply to the Option Plan, and the stockholders approve the increase, as of the date of the 1998 Annual Meeting of Stockholders the Company will only be able to grant additional options to purchase approximately 250,650 shares pursuant to the Option Plan, and the Company's efforts in attracting, motivating and retaining such persons would be significantly limited.


SUMMARY OF THE PROVISIONS OF THE OPTION PLAN


        The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.


        General. The Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code and nonstatutory stock options. As of May 22, 1998, the Company had granted options under the Option Plan to purchase an aggregate of 361,000 shares at a weighted average exercise price of $10.05 per share, 278,500 of which were granted conditioned upon stockholder approval. The exercise price of all options granted under the Option Plan has been at least equal to the fair market value per share of the Common Stock on the date of grant as determined in good faith by the Board of Directors. As of May 22, 1998, no options to purchase shares of Common Stock granted pursuant to the Option Plan had been exercised, and 2,371,500 shares of Common Stock remained available for future grants under the Option Plan, provided that the stockholders approve the increase in the number of shares authorized under the Option Plan and approved by the Board of Directors on May 12, 1998, and two-thirds of the outstanding shares of the Company's Common Stock approve the 90% Plan Limit.


        Shares Subject to Plan. The Board has amended the Option Plan, subject to stockholder approval, to increase by 2,650,000 the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock issuable thereunder to an aggregate of 2,732,500. If the stockholders approve this increase and two-thirds of the outstanding shares of the Company's Common Stock approve the 90% Plan Limit, as of the date of the 1998 Annual Meeting of Stockholders approximately 2,732,500 shares of the Company's Common Stock will be subject to the Option Plan. If the stockholders approve the increase but less than two-thirds of the outstanding shares of the Company's Common Stock approve the 90% Plan Limit, such that the 30% Plan Limit remains in effect, as of the date of the 1998 Annual Meeting of Stockholders approximately 611,650 shares of the Company's Common Stock will be subject to the Option Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.


        Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee or committees of the Board (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of exercisability of each option and the vesting of the shares acquired, including the effect thereon of an optionee's termination of service, the exercise price and type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The Option Plan authorizes the Board to amend, modify, extend or renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof. Subject to certain limitations, the Option Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.


        Eligibility. All employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. In addition, options may be granted to prospective employees, consultants and directors in connection with written offers of employment or engagement. However, any such options may not become exercisable prior to such individual's commencement of service. As of May 22, 1998, the Company had 13 employees, including 3 officers. Any person eligible under the Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options. Subject to stockholder approval, no employee may be granted, in any fiscal year, options under the Option Plan for more shares than the Grant Limit.


        Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an incentive stock option and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant.


        Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant.


        Options granted under the Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan become exercisable as the underlying shares vest. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an option granted under the Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder may not have a term longer than five years.


        Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.


        Change in Control. The Option Plan provides that a "Change of Control" will occur in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred. Upon a Change in Control the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the "Acquiring Corporation") to assume or substitute substantially equivalent new options for the options outstanding under the Option Plan. In the event that the Acquiring Corporation elects not to assume or substitute for such options, any unexercisable or unvested portion of the outstanding option will become fully vested and exercisable prior to the Change in Control. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to such event, they will terminate.


        Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the option agreements have lapsed, provided that all options must be granted by January 13, 2008, which is ten years from the date the Board approved the Option Plan. The Board may terminate or amend the Option Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not adopt an amendment to the Option Plan which would increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or otherwise require approval of the Company's stockholders under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.


SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN


        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.


        Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term if the optionee's holding period is between 12 and 18 months or long-term if the optionee's holding period is more than 18 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.


        The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.


        Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term if the optionee's holding period is between 12 and 18 months or long-term if the optionee's holding period is more than 18 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.


NEW PLAN BENEFITS AND ADDITIONAL INFORMATION


        The future grant of options under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan. During the year ended December 31, 1997, no options were granted under the Option Plan to: (i) all current executive officers as a group; (ii) any current directors who are not executive officers; (iii) all current employees, including officers who are not executive officers, as a group, or (iv) any associates of any current directors who are not executive officers or of any executive officers.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.


        The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the vote.


        The Board of Directors believes that approval of the increase in the number of shares issuable under the Option Plan and the establishment of the Grant Limit is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE 1997 STOCK OPTION PLAN AND THE ESTABLISHMENT OF THE 90% PLAN LIMIT AND GRANT LIMIT.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of May 22, 1998 as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company or director nominee who beneficially owns shares, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 6138 Nancy Ridge Drive, San Diego, CA 92121-3223


                                                  SHARES BENEFICIALLY OWNED
                                                             (1)
                                                  ------------------------
                                                                  PERCENT
NAME                                              NUMBER          OF TOTAL
                                                  ------          --------
John Anthony Whalen, Jr.(2)                        1,471,405       41.3%

Clyde Wooten(3)                                      351,333        9.9%

Frank Vukmanic                                       333,333        9.4%

Konrad Witt                                          267,750        7.6%

Hal H. Beretz(4)                                      20,052          *

David Tendler(5)                                      20,052          *

Kim P. Goh(6)                                         15,208          *

Henry F. Frigon(7)                                     3,646          *

All directors and executive officers
as a group (7 persons)                             1,893,363       51.8%


---------------------
*    Less than one percent.


(1) Except pursuant to applicable community property laws or as otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.


(2) Mr. Whalen is the President and Chief Executive Officer of the Company. Includes 22,389 shares subject to options exercisable within 60 days of May 22, 1998.


(3) Mr. Wooten is the Senior Vice President, Operations and Chief Technology Officer of the Company. Includes 18,000 shares subject to options exercisable within 60 days of May 22, 1998.


(4) Mr. Beretz is a director of the Company. Includes 20,052 shares subject to options exercisable within 60 days of May 22, 1998.


(5) Mr. Tendler is a director of the Company. Includes 20,052 shares subject to options exercisable within 60 days of May 22, 1998.


(6) Mr. Goh is a director of the Company. Includes 15,208 shares subject to options exercisable within 60 days of May 22, 1998.


(7) Mr. Frigon is a director of the Company. Includes 3,646 shares subject to options exercisable within 60 days of May 22, 1998.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS


EMPLOYMENT ARRANGEMENTS


        On June 1, 1997, the Company entered into an employment agreement with Mr. Whalen, its President and Chief Executive Officer. Under the agreement, Mr. Whalen receives an annual base salary of $150,000 and may receive a bonus determined in the discretion of the Board of Directors. Mr. Whalen's employment agreement has a term of five years, expiring in May 2002, limits the Company's ability to terminate him except for cause, and provides six months severance pay, unless Mr. Whalen voluntarily resigns his position.


        Messrs. Whalen, Vukmanic and Wooten, executive officers of the Company, waived their right to receive compensation for their employment with the Company from the respective dates their employment commenced through November 30, 1997. The Company commenced payment of salaries to Messrs. Whalen, Vukmanic and Wooten in December 1997. Mr. Vukmanic ceased his service as an executive officer and employee of the Company in March 1998.


SUMMARY COMPENSATION TABLE


        The following table sets forth all compensation paid to the Company's Chief Executive Officer and certain other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE


                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                        ANNUAL COMPENSATION              AWARDS
                                  ------------------------------        -------
                                                                       SECURITIES
                                                                       UNDERLYING
                                 FISCAL                                 OPTIONS/        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)     BONUS($)        SARs(#)       COMPENSATION
-----------------------------     ----    ---------     --------        -------       ------------
John Anthony Whalen, Jr.          1997    $12,500           $0            62,000            $0
    President and CEO


STOCK OPTION GRANTS


        The following table sets forth certain information for the year ended December 31, 1997 with respect to stock options granted to the individual named in the Summary Compensation Table above.


                      OPTION/SAR GRANTS IN FISCAL YEAR 1997


                                               INDIVIDUAL GRANTS IN FISCAL 1997
                          -------------------------------------------------------------------------
                              NUMBER OF       % OF TOTAL OPTIONS/
                              SECURITIES        SARs GRANTED TO
                              UNDERLYING          EMPLOYEES IN       EXERCISE OR BASE
                               OPTIONS/              FISCAL               PRICE          EXPIRATION
NAME                      SARs GRANTED(#)(1)          YEAR            ($/SHARE)(2)          DATE
-----------               ------------------  -------------------    ----------------    ----------
John Anthony Whalen, Jr.        62,000                24%                $2.50            6/01/07


(1) Such stock options vest as to 1/36 of the shares covered by the respective options each month, becoming fully vested on the third anniversary of the date of grant.

(2) The exercise price on the date of grant was equal to or greater than 100% of the fair market value on the date of grant.

OPTION EXERCISES AND FISCAL 1997 YEAR END VALUE


        The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1997, and unexercised options held as of December 31, 1997, by the person named in the Summary Compensation Table.


                 AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                         NUMBER OF SECURITIES
                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                   SHARES               OPTIONS/SARs AT FISCAL         IN-THE-MONEY
                   ACQUIRED                 YEAR END (#)              OPTIONS/SARs AT
                      ON       VALUE    ----------------------    FISCAL YEAR-END ($)(1)
                   EXERCISE   REALIZED      EXERCISABLE /               EXERCISABLE /
NAME                 (#)       ($)          UNEXERCISABLE              UNEXERCISABLE
----                 ---       ---          -------------              -------------
John Anthony          0         0          12,056 / 49,944          $42,196 / $174,804
Whalen, Jr.

(1) Based on the difference between the initial public offering price of $6.00 per share and the exercise price.


                            CHANGES TO BENEFIT PLANS


        1997 Stock Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1997 Stock Option Plan to increase the maximum number of shares that may be issued thereunder by 2,660,000 shares. See "PROPOSAL TO AMEND 1997 STOCK OPTION PLAN." As of May 22, 1998, options to purchase 278,500 shares have been granted conditioned upon stockholder approval of the increase in the share reserve of the 1997 Stock Option Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        During the period from January 1, 1996 to September 31, 1997, the limited liability company that was the predecessor to the Company sold Owner Units to certain of its officers, directors and holders of 5% of the outstanding equity of the Company, as described below.


        In September 1996, the Company issued 350,000 Owner Units to John A. Whalen, Jr., Chairman, President and Chief Executive Officer, and a co-founder of the Company for cash consideration of $.15 per Unit, for total consideration of $52,500.


        In June 1997, the Company issued 666,666 Owner Units to John A. Whalen, Jr., for cash consideration of $.15 per Owner Unit, for total cash consideration of $100,000. An additional $599,999 was recorded as compensation expense in the statement of operations for the 1997 fiscal year, reflecting the additional deemed fair value of such Units on the date of issuance.


        In June 1997, the Company issued 333,333 Owner Units to Frank J. Vukmanic, former Senior Vice President, Sales and Marketing for $.15 per Owner Unit, for total consideration of $50,000. Mr. Vukmanic gave the Company a noninterest bearing, 90 day promissory note as consideration for these Owner Units. Mr. Vukmanic paid this promissory note in full in August 1997. An additional $300,000 was recorded as compensation expense in the statement of operations for the 1997 fiscal year, reflecting the additional deemed fair value of such Units on the date of issuance.


        In June 1997, the Company issued 333,333 Owner Units to Clyde Wooten, Senior Vice President, Operations and Chief Technology Officer for $.15 per Owner Unit, for total consideration of $50,000. Mr. Wooten gave the Company a noninterest bearing 90 day promissory note as consideration for these Owner Units. Mr.

Wooten paid this promissory note in full in September 1997. An additional $300,000 was recorded as compensation expense in the statement of operations for the 1997 fiscal year, reflecting the additional deemed fair value of such Units on the date of issuance.


        In July, August and September 1997, the Company agreed to pay to each of David Tendler, Hal Beretz and Kim Goh, directors of the Company, referral fees of four and one-half percent for sales by the Company that are consummated without the Company participating in a "Request for Proposal" process (an "RFP") with a customer, provided the engagement of the Company by the customer resulted from an introduction by the director, and two percent of sales by the Company that are consummated following the participation in an RFP with a customer, if the entrance of the Company in the RFP resulted from an introduction by the director. These referral fees are payable by the Company on all revenue generated from such customers during the period that the director serves as a director. Such fees are payable within 30 days after receipt of payment from the customer. The Company entered into a similar agreement with Mr. Frigon in May 1998. No such fees have been paid to any of these directors as of May 28, 1998. Aggregate fees totaling $1,382 were earned by Messrs. Tendler and Beretz during the three months ended March 31, 1998, which were unpaid at May 28, 1998.


        Also in August 1997, the Company issued to each of Messrs. Tendler and Beretz options to purchase 87,500 Owner Units of the Company at an exercise price of $2.50 per share. In August, Mr. Goh was granted options to purchase 10,000 Owner Units of the Company, and in November 1997, he was granted options to purchase an additional 77,500 shares of Common Stock all at an exercise price of $2.50 per share. The Company has agreed to grant Mr. Frigon an option to purchase 87,500 shares on June 26, 1998. Such options vest in equal monthly amounts over a four year period, for as long as the individual remains a director.


        On September 30, 1997, the Company exchanged each Owner Unit for one share of its Common Stock, and converted options to acquire Owner Units to options to acquire Common Stock, in connection with its reorganization from a California limited liability company to a Delaware corporation.


        In October 1997, Mr. Vukmanic, an executive officer of the Company, loaned the Company the principal amount of $17,304 in connection with a bridge financing and received Common Stock Purchase Warrants to acquire 17,304 shares of Common Stock, which he directed the Company to transfer equally to his two children. In February 1998, the Company paid off this loan plus accrued interest of $616.


        The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends to submit all future transactions, between the Company and affiliates of the Company, to the Company's Board of Directors for approval by its disinterested members, to ensure that such future transactions are for a bona fide business purpose and on terms no less favorable to the Company than could be obtained from independent parties.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.


        The Company did not have a class of equity securities registered under the Securities Exchange Act after its most recent fiscal year end. As such, no director, executive officer or beneficial owner of securities was required to file a report required by Section 16(a) of the Exchange Act during the year ended December 31, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS


        Ernst & Young LLP has been the independent public accountant for the Company since 1996. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders. The Board of Directors has not yet selected independent public accountants for calendar 1998.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than January 28, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.


                                  OTHER MATTERS


        The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.



                                   BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ John Anthony Whalen, Jr.
                                   ------------------------------------
                                   JOHN ANTHONY WHALEN, JR.
                                   Chairman of the Board of Directors, President and Chief Executive Officer



Dated:  May 28, 1998

                              C2i SOLUTIONS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints John Anthony Whalen, Jr. and Diane E. Hessler, or either of them, proxy and attorney-in-fact, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in C2i Solutions, Inc., a Delaware corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at The Wyndham Garden Hotel - San Diego, 5975 Lusk Blvd., San Diego, California 92121, Friday, June 26, 1998 at 10:00 A.M., local time, and at any adjournment thereof as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated May 28, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged.


              (Continued and to be dated and signed on other side)

                        PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!



                        ANNUAL MEETING OF STOCKHOLDERS

                              C2i SOLUTIONS, INC.



                                 JUNE 26, 1998



                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

                                       WITHHOLD
                        FOR            AUTHORITY
1. With respect to      [ ]              [ ]          NOMINEES:  Hal H. Beretz
   the election of
   the following                                                 Henry F. Frigon
   individuals as
   members of the Board of Directors

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE'S NAME IN THE LIST AT RIGHT.)


                                             FOR   AGAINST   ABSTAIN
2. With respect to the proposal to amend     [ ]     [ ]       [ ]
   the 1997 Stock Option Plan (the "Option
   Plan") to (a) increase the number of
   shares of the Company's Common Stock reserved for issuance under the Option Plan, (b) increase the limit on the number of shares issuable on exercise of outstanding options under the Option
   Plan, and (c) establish a limit on option grants to any employee.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF
NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE
NOMINEES LISTED AND FOR PROPOSAL 2.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT
THIS MEETING REGARDLESS OF THE NUMBER OF SHARES
YOU HOLD. PLEASE DATE, SIGN AND RETURN THE PROXY
PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.

                                                   I PLAN TO ATTEND THE MEETING.
                                                                      YES    NO
                                                                      [ ]    [ ]

Signature(s)                                             DATED:           , 1998
            --------------------------------------------       -----------
NOTE: Please be sure to date Proxy. Print or type stockholder's name: